Exhibit 99.3

CONSENT OF LADENBURG THALMANN & CO. INC.

August 27th, 2015

Board of Directors

CollabRx, Inc.

44 Montgomery Street

Suite 800
San Francisco, CA 94104

We hereby consent to (i) the inclusion of our opinion letter dated March 17, 2015 to the Board of Directors (the “Board”) of CollabRx, Inc. as Annex C to the proxy statement/prospectus which forms a part of the Registration Statement of CollabRx, Inc. on Form S-4 filed on July 17, 2015 (the “Registration Statement”) relating to the consideration of a merger by and among CollabRx, Inc., CollabRx, Inc.’s merger sub, and Medytox Solutions, Inc.; and (ii) the references to such opinion in such joint proxy statement/prospectus under the headings “Opinion of Ladenburg Thalmann & Co. Inc.” and “Opinion of CollabRx’s Financial Advisor”. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Securities Act”), or the rules and regulations of the Securities and Exchange Commission (the “Commission”) promulgated thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Notwithstanding the foregoing, it is understood that our consent is being delivered solely in connection with the filing of the above-mentioned version of the Registration Statement and that our opinion, which is provided for the information and assistance of the Board, is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement (including any subsequent amendments to the above-mentioned Registration Statement), proxy statement or any other document, except in accordance with our prior written consent.

Very truly yours,

/s/ Ladenburg Thalmann & Co. Inc.

Ladenburg Thalmann & Co. Inc.